Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of September 30, 2011, is made by KNOXVILLE HMA HOLDINGS, LLC, a Tennessee limited liability company (the “Borrower”), and certain Subsidiaries of the Borrower identified on the signature pages hereto as “Grantors” (together with the Borrower and any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, a “Grantor” and, collectively, the “Grantors”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).

WHEREAS, the Borrower and the Guarantors are entering into that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders from time to time parties thereto, the Issuing Bank and the Administrative Agent, providing for revolving credit and term loan facilities (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents that the Grantors are required to enter into this Agreement, pursuant to which the Grantors shall grant Liens on all of their personal property to the Administrative Agent, on behalf of the Secured Parties, to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder and to induce the Lender-Related Hedge Providers and the Bank Product Providers to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms “Account Debtor”, “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Supporting Obligations”, and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof:

(b) The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement.

“Collateral” shall have the meaning set forth in Section 2.1.

“Copyright Licenses” shall mean all agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 4.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 4.

“Excluded Capital Stock” shall mean (a) any voting Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock of any Foreign Subsidiary owned by any Grantor and (b) any Capital Stock of St. Mary’s Ambulatory Surgery Center, LLC; provided that “Excluded Capital Stock” shall not include any proceeds, products, substitutions or replacements of Excluded Capital Stock (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Capital Stock).

“Issuers” shall mean, collectively, each issuer of a Pledged Security.

“Monetary Obligation” shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

“Note” shall mean an instrument that evidences a promise to pay a Monetary Obligation and any other instrument within the description of “promissory note” as defined in Article 9 of the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 2.

“Patents” shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 2.

“Pledged Certificated Stock” shall mean all certificated securities and any other Capital Stock or

Stock Equivalent of any Person, other than Excluded Capital Stock, evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 1 to the extent such interests are certificated.

“Pledged Securities” shall mean, collectively, all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” shall mean any Capital Stock or Stock Equivalent of any Person, other than Pledged Certificated Stock and Excluded Capital Stock, in each case owned by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company not constituting Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 1 to the extent such interests are not certificated.

“Secured Obligations” shall have the meaning set forth in Section 2.1.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trademark Licenses” shall mean all agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 3.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 3.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.2 Other Definitional Provisions; References. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of (x) the Obligations and (y) without duplication, all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel (collectively, the “Secured Obligations”):

(a) all Accounts and Chattel Paper;

(b) all Copyrights and Copyright Licenses;

(c) all Commercial Tort Claims;

(d) all contracts;

(e) all Deposit Accounts;

(f) all Documents;

(g) all General Intangibles;

(h) all Goods (including, without limitation, all Inventory, all Equipment and all Fixtures);

(i) all Instruments;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Notes and all intercompany obligations between the Loan Parties;

(m) all Patents and Patent Licenses;

(n) all Pledged Securities;

(o) all Trademarks and Trademark Licenses;

(p) all Vehicles;

(q) all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and

(r) to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Capital Stock, and, to the extent that any Collateral later becomes Excluded Capital Stock, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property shall cease to be Excluded Capital Stock, a Lien on and security interest in such property shall automatically be deemed granted therein.

Section 2.2 Transfer of Pledged Securities. All certificates and instruments representing or evidencing the Pledged Certificated Stock shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, all Pledged Certificated Stock must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC.

Section 2.3 Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE III

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 3.1 Acknowledgments, Waivers and Consents.

(a) Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, Obligations of Persons other than such Grantor and that such Grantor’s provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder, and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

(i) notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Borrower, any other Loan Party or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii) regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever (other than an amendment in compliance with Section 9.4 or a release in compliance with Section 9.6(a)), including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article X of the Credit Agreement, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article X of the Credit Agreement or any property subject thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

Section 4.1 First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of all proper filings and other actions necessary for perfection will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Liens expressly permitted under Section 7.2 of the Credit Agreement which may have priority over the Liens on the Collateral.

Section 4.2 Goods. No portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 4.3 Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

Section 4.4 Accounts. The amount represented by such Grantor to the Administrative Agent and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

Section 4.5 Copyrights, Patents and Trademarks. Schedule 2 includes all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 3 includes all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 4 includes all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor’s knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned (other than as indicated on such Schedule). Except as set forth in either such Schedule, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a Material Adverse Effect.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and all Commitments shall have been terminated:

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.1 and shall defend such security interest against the claims and demands of all Persons whomsoever, except for Liens expressly permitted under Section 7.2 of the Credit Agreement.

(b) Without limiting the obligations of the Grantors under Section 5.11 of the Credit Agreement, (i) upon the request of the Administrative Agent or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Administrative Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Administrative Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) necessary or requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(c) This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 5.2 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral.

Section 5.3 Further Identification of Collateral. Such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 5.4 Compliance with Contractual Obligations. Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral.

Section 5.5 Limitations on Dispositions of Collateral. The Administrative Agent and the other Secured Parties do not authorize the Grantors to, and such Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.

Section 5.6 Pledged Securities.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Credit Agreement, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) unless otherwise permitted by the Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Liens permitted by Section 7.2 of the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, and each other Issuer that executes the Acknowledgment and Consent in the form of Annex III (which the applicable Grantor shall use its commercially reasonable efforts to obtain from each such other Issuer), such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection (a) of this Section with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.1(c) and Section 6.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or Section 6.5 with respect to the Pledged Securities issued by it.

(d) Such Grantor shall furnish to the Administrative Agent such powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(e) The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of the Issuer thereof owned by any Grantor, except Pledged Securities of any Foreign Subsidiary shall be limited to not more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary.

(f) If any Grantor acquires any Pledged Securities after executing this Agreement, it shall execute a Supplement to this Agreement in the form of Annex II with respect to such Pledged Securities and deliver such Supplement to the Administrative Agent promptly thereafter.

Section 5.7 Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.8 Analysis of Accounts. The Administrative Agent shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Administrative Agent may require in connection therewith. At any time and from time to time, upon the Administrative Agent’s request and at the expense of each Grantor, such Grantor shall furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including, without limitation, all original orders, invoices and shipping receipts.

Section 5.9 Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to the Administrative Agent as soon as practicable, duly endorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.

Section 5.10 Copyrights, Patents and Trademarks.

(a) Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(b) Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(c) Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or omit to do any act, whereby any Copyright may become abandoned or dedicated.

(d) Such Grantor will notify the Administrative Agent and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(e) Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent and the other Secured Parties pursuant to Section 5.1 of the Credit Agreement. Upon request of the Administrative Agent, such Grantor shall execute and deliver an Intellectual Property

Security Agreement substantially in the form of Annex I, and any and all other agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated.

(f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g) In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to the Administrative Agent and the other Secured Parties, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

Section 5.11 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within 30 days after such Commercial Tort Claim satisfies such requirements, notify the Administrative Agent and the other Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $100,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Administrative Agent, the relevant Grantor shall, within 30 days after such request is made, transmit to the Administrative Agent and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to subsection (b) of this Section, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b) If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion, without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 8.2 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.2 Collections on Accounts. The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles comprising any portion of the Collateral, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, (a) each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent and (b) the Administrative Agent may in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.

Section 6.3 Proceeds. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent in a special collateral account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 8.2 of the Credit Agreement, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 6.4 UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.5 Private Sales of Pledged Securities. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the

Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 6.6 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations.

Section 6.7 Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.1 The Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii) execute, in connection with any sale provided for in Section 6.4 or Section 6.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing. The Administrative Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Administrative Agent shall have no liability for the failure to provide any such notice.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 7.3 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Additionally, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.4 Authority of the Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative

Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

SUBORDINATION OF INDEBTEDNESS

Section 8.1 Subordination of All Grantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 8.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement. Should the Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 8.3 Payments Held in Trust. In the event that, notwithstanding Section 8.1 and Section 8.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 8.4 Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Secured Obligations are outstanding and all Commitments have terminated, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 8.5 Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 9.2 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 11.1 of the Credit Agreement.

Section 9.3 Payment of Expenses, Indemnities.

(a) Each Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under, this Agreement or (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding.

(b) Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 11.3 of the Credit Agreement.

(c) All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to the Administrative Agent or any Secured Party upon demand.

Section 9.4 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.2 of the Credit Agreement.

Section 9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties, and their respective successors and assigns, permitted hereunder or under the Credit Agreement; except that no Grantor may assign or otherwise transfer any of its rights or obligations (including the Secured Obligations) under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

Section 9.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.8 Survival. The obligations of the parties under Section 9.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations. To the extent that any payments on the Secured

Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect. In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 9.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 9.10 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 9.11 Governing Law; Submission to Jurisdiction.

(a) This Agreement and the other Loan Documents any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13 Acknowledgments.

(a) Each Grantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

(b) Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.

(c) Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Administrative Agent, the other Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 9.14 Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Joinder Agreement.

Section 9.15 Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 9.16 Releases.

(a) Release Upon Payment in Full. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit and all Commitments, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect.

(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such

Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral and the Capital Stock of such Grantor, made without recourse, representation, warranty or other assurance of any kind. At the written request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.

Section 9.17 Reinstatement. The obligations of each Grantor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 9.18 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRANTORS:	KNOXVILLE HMA HOLDINGS, LLC, a Tennessee limited liability company

	By:	/s/ Timothy R. Parry
	Name:	Timothy R. Parry
	Title:	Senior Vice President and Secretary

CAMPBELL COUNTY HMA, LLC, a Tennessee limited liability company
COCKE COUNTY HMA, LLC, a Tennessee limited liability company
JEFFERSON COUNTY HMA, LLC, a Tennessee limited liability company
KNOXVILLE HMA CARDIOLOGY PPM, LLC, a Tennessee limited liability company
KNOXVILLE HMA DEVELOPMENT, LLC, a Tennessee limited liability company
KNOXVILLE HMA FAMILY SERVICES, LLC, a Tennessee limited liability company
KNOXVILLE HMA HOMECARE DME & HOSPICE, LLC, a Tennessee limited liability company
KNOXVILLE HMA JV HOLDINGS, LLC, a Tennessee limited liability company
KNOXVILLE HMA PHYSICIAN MANAGEMENT, LLC, a Tennessee limited liability company
METRO KNOXVILLE HMA, LLC, a Tennessee limited liability company
SCOTT COUNTY HMA, LLC, a Tennessee limited liability company

	By:	/s/ Timothy R. Parry
	Name:	Timothy R. Parry
	Title:	Senior Vice President and Secretary

[SIGNATURE PAGES CONTINUE]

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT: SUNTRUST BANK

By:	/s/ Ben Cumming
Name:	Ben Cumming
Title:	Vice President

SCHEDULE 1

Pledged Securities

Grantor	Subsidiary	Number of Shares / Ownership percentage	Certificated or Uncertificated
Knoxville HMA Holdings, LLC	Campbell County HMA, LLC,	100%	Uncertificated

Knoxville HMA Holdings, LLC	Cocke County HMA, LLC,	100%	Uncertificated

Knoxville HMA Holdings, LLC	Jefferson County HMA, LLC,	100%	Uncertificated

Knoxville HMA Holdings, LLC	Scott County HMA, LLC	100%	Uncertificated

Knoxville HMA Holdings, LLC	Knoxville HMA Development, LLC	100%	Uncertificated

Knoxville HMA Holdings, LLC	Knoxville HMA Family Services, LLC	100%	Uncertificated

Knoxville HMA Holdings, LLC	Metro Knoxville HMA, LLC	100%	Uncertificated

Knoxville HMA Holdings, LLC	Knoxville HMA JV Holdings, LLC	100%	Uncertificated

Metro Knoxville HMA, LLC	Knoxville HMA Physician Management, LLC	100%	Uncertificated

Metro Knoxville HMA, LLC	Knoxville HMA Homecare DME & Hospice, LLC	100%	Uncertificated

Metro Knoxville HMA, LLC	Knoxville HMA Cardiology PPM, LLC	100%	Uncertificated

Knoxville HMA JV Holdings, LLC	LHT Knoxville Properties, LLC	6.5%	Uncertificated

SCHEDULE 2

Patents and Patent Licenses

None.

SCHEDULE 3

Trademarks and Trademark Licenses

U.S. Trademarks

Trademark	Class	Registration / Application No. and Date	Owner	Status / Next Deadline
“Team Challenge for Health”	IC 044	78389264 July 4, 2006	Knoxville HMA Holdings, LLC	Live July 2016

“The Baptist Health System”	unknown	unknown	Knoxville HMA Holdings, LLC	unknown

“The Baptist Health System of East Tennessee”	unknown	unknown	Knoxville HMA Holdings, LLC	unknown

“SM” (Stylized)	unknown	unknown	Knoxville HMA Holdings, LLC	unknown

Note: The listed trademarks have been acquired by the Borrower as incidentals to the Closing Date Acquisition and the Borrower has no intention of using such marks.

SCHEDULE 4

Copyrights and Copyright Licenses

None.

ANNEX I

Form of Intellectual Property Security Agreement

THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [            ] (this “Security Agreement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, KNOXVILLE HMA HOLDINGS, LLC, a Tennessee limited liability company (the “Borrower”)][the Grantor], the lenders from time to time parties thereto (the “Lenders”), the issuing bank party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of September 30, 2011 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the [Borrower][Grantor] and certain of its Subsidiaries[, including the Grantor,] have entered into the Security Agreement, dated as of September 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and

WHEREAS, the Security Agreement requires the Grantor to execute and deliver this Security Agreement;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:

SECTION 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.

SECTION 2. Grant of Security Interest in [Copyright][Patent][Trademark] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright][Patent][Trademark] Collateral”):

[(i) all of its Copyrights and all Copyright Licenses providing for the grant by or to the Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule I hereto;

(ii) all renewals, reversions and extensions of the foregoing; and

(iii) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i) all of its Patents and all Patent Licenses providing for the grant by or to the Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;

(ii) all reissues, reexaminations, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing; and

(iii) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i) all of its Trademarks and all Trademark Licenses providing for the grant by or to the Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule I hereto;

(ii) all renewals and extensions of the foregoing;

(iii) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(iv) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

SECTION 3. Security Agreement. The security interest granted pursuant to this Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright][Patent][Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SECTION 4. Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its [Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses subject to a security interest hereunder.

SECTION 5. Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

SECTION 6. Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name: Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name: Title:

ACKNOWLEDGMENT OF GRANTOR

State of	)
) ss.
County of	)

On this          day of                     , 20     before me personally appeared                             , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                             , who being by me duly sworn did depose and say that he is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said company.

Notary Public

SCHEDULE I

[Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses

I.	REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]

[Include registration number and date]

II.	[COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS

[Include application number and date]

III.	[COPYRIGHT][PATENT][TRADEMARK] LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

ANNEX II

Form of Supplement

THIS SUPPLEMENT TO SECURITY AGREEMENT, dated as of [            ] (this “Supplement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Security Agreement referred to below). All capitalized terms not defined herein shall have the meanings assigned to them in the Security Agreement.

WHEREAS, KNOXVILLE HMA HOLDINGS, LLC, a Tennessee limited liability company (the “Borrower”)][the Grantor], the lenders from time to time parties thereto, the issuing bank party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of September 30, 2011 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the [Borrower][Grantor] and certain of its Subsidiaries[, including the Grantor,] have entered into the Security Agreement, dated as of September 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and

WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of the Letters of Credit under the Credit Agreement that the Grantor grant to the Administrative Agent a security interest in all of its Additional Pledged Collateral (as defined below), and the Grantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:

SECTION 1. Additional Pledge. As security for the payment and performance of the Secured Obligations, the Grantor hereby:

(a) pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to:

(i) the shares of Capital Stock and Stock Equivalents more particularly described in Schedule I hereto and the certificates, if any, evidencing such shares (the “Additional Pledged Securities”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Securities; and

(ii) all other Collateral (as defined in the Security Agreement) relating to the Additional Pledged Securities (together with the items described in clause (i) above, the “Additional Pledged Collateral”); and

(b) delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the Grantor’s right, title and interest in and to the certificates and instruments, if any, evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

SECTION 2. Representations and Warranties. The Grantor hereby (a) represents and warrants that it is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Security Agreement as supplemented by this Supplement; and (b) restates each representation and warranty set forth in Article IV of the Security Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.

SECTION 3. Additional Pledged Collateral. By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Security Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Collateral under the Security Agreement. From and after the date hereof, Schedule 1 to the Security Agreement is hereby amended to add the Additional Pledged Collateral.

SECTION 4. Binding Effect. This Supplement shall become effective when it shall have been executed by the Grantor and thereafter shall be binding upon the Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all of the terms and conditions of the Security Agreement. The Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 5. Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name: Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name: Title:

SCHEDULE I

Additional Pledged Securities

ANNEX III

Form of Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Security Agreement, dated as of September 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made by KNOXVILLE HMA HOLDINGS, LLC, a Tennessee limited liability company and the other Grantors parties thereto for the benefit of SUNTRUST BANK, as administrative agent (the “Administrative Agent”). The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties defined therein as follows:

1. The undersigned will be bound by the terms of the Agreement relating to the Pledged Securities issued by the undersigned and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.9(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.

3. The terms of Sections 6.1(c) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.1(c) or 6.5 of the Agreement with respect to the Pledged Securities issued by the undersigned.

[NAME OF ISSUER]

By:
Name: Title:

Address for Notices:
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Attention: [ ]
Telecopy Number: [ ]